Exhibit 28

7,750,000 Shares

SEACOAST BANKING CORPORATION OF FLORIDA

COMMON STOCK, $0.10 PAR VALUE PER SHARE

 UNDERWRITING AGREEMENT
February 15, 2017

February 15, 2017
GUGGENHEIM SECURITIES, LLC
 SANDLER O’NEILL & PARTNERS, L.P.

c/o Guggenheim Securities, LLC
330 Madison Avenue
 New York, New York 10017
c/o Sandler O’Neill & Partners, L.P.
1251 Avenue of the Americas, 6th Floor
 New York, New York 10020
Ladies and Gentlemen:
Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”),  an aggregate of 2,350,000 shares of the Company’s common stock, $0.10 par value per share (the “Firm Primary Shares”), and CapGen Capital Group III LP, a Delaware limited partnership and shareholder of the Company (the “Selling Shareholder”) proposes to sell to the Underwriters an aggregate of 5,400,000 shares of the Company’s common stock, $0.10 par value per share (the “Firm Secondary Shares” and, together with the Firm Primary Shares, the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than an aggregate of 352,500 shares of the Company’s common stock, $0.10 par value per share (the “Additional Primary Shares”), and the Selling Shareholder proposes to issue and sell to the several Underwriters not more than an aggregate of 810,000 shares of the Company’s common stock, $0.10 par value per share (the “Additional Secondary Shares” and, together with the Additional Primary Shares, the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase the Additional Shares granted to the Underwriters in Section 3 hereof.  The Firm Primary Shares and the Additional Primary Shares are hereinafter collectively referred to as the “Primary Shares,” and the Firm Secondary Shares and the Additional Secondary Shares are hereinafter collectively referred to as the “Secondary Shares.” The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of common stock, $0.10 par value per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholder are hereinafter sometimes referred to, individually, as the “Seller” and, collectively, as the “Sellers.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf

Securities”), including the Primary Shares, to be issued from time to time by the Company. That registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Primary Registration Statement”, and the related prospectus covering the Shelf Securities dated July 10, 2014, in the form first used to confirm sales of the Primary Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Primary Base Prospectus.” The Company has also filed a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the shares of the Company’s common stock, $0.10 par value per share, to be sold by the Selling Shareholder from time to time thereunder, including the Secondary Shares. That registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Secondary Registration Statement” (and, together with the Primary Registration Statement, the “Registration Statements”) and the related prospectus covering the shares of the Company’s common stock, $0.10 par value per share, to be sold by the Selling Shareholder from time to time thereunder dated September 29, 2015, in the form first used to confirm sales of the Secondary Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Secondary Base Prospectus” (and, together with the Primary Base Prospectus, the “Base Prospectuses”).  The Base Prospectuses, each as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “General Disclosure Package” means the documents and pricing information set forth opposite the caption “General Disclosure Package” in Schedule I hereto and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Primary Registration Statement,” “Secondary Registration Statement,” “Registration Statement,” “Primary Base Prospectus,” “Secondary Base Prospectus,” “Base Prospectus,” “preliminary prospectus,” “General Disclosure Package” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statements, the Base Prospectuses, the General Disclosure Package, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:
(a) Each Registration Statement has become effective; no stop order suspending the effectiveness of a Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the General Disclosure Package or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of each Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) each Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the General Disclosure Package does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the General Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statements, the General Disclosure Package or the Prospectus based upon information relating to (x) any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (y) the Selling Shareholder furnished to the Company expressly for use therein.
(c) The Company is not an “ineligible issuer” in connection with the offering as defined under Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the General Disclosure Package, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
(d) Neither the Company nor any of its subsidiaries, including Seacoast National Bank (the “Bank”), has sustained since the respective dates as of which information is given in the applicable Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the applicable Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the applicable Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in each Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(e) The Company has no significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) other than the Bank; the Company owns all of the issued and outstanding capital stock or other equity interests of each of its subsidiaries; the Company does not own or control, directly or indirectly, any material corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference into the General Disclosure Package and the Prospectus, and certain statutory trusts; complete and correct copies of the charters and the bylaws of the Company and each of its subsidiaries and all amendments thereto have been delivered or made available to you, and no changes therein will be made on or after the date hereof through and including the Closing Date; each of its subsidiaries is validly existing as a corporation, bank, limited liability company, partnership or real estate investment trust, as applicable, and, with the exception of any agreement with any Governmental Entity (as defined below) as described in the General Disclosure Package and the Prospectus, in good standing under the laws of the jurisdiction of its formation, with full corporate or other applicable power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus, if any; each of the Company’s subsidiaries is duly qualified to do business as a foreign corporation or other relevant legal entity and is in good standing (or, in jurisdictions outside of the United States where such concepts are not applicable, has the legal authority to conduct its business therein) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the activities of the subsidiaries of the Bank, a national bank subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (“OCC”) and insured by the Federal Deposit Insurance Corporation (the “FDIC”), are permitted with respect to subsidiaries of a national bank insured by the FDIC under applicable law and the rules and regulations of the OCC and the FDIC; the deposit accounts of the Bank are insured up to the applicable limits by the FDIC, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened; all of the outstanding shares of capital stock or other equity interests of each of its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (or, similar concepts, as applicable, with respect to jurisdictions outside the United States or for entities other than corporations), were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and (except for director’s qualifying shares and except as otherwise set forth in the General Disclosure Package) are owned directly or indirectly by the Company subject to no material security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other ownership interests in the Company’s subsidiaries are outstanding.
(f) As of the date of this Agreement, the Company was well capitalized and met or exceeded all applicable regulatory capital requirements, and the Bank’s regulatory capital ratios met or exceeded the minimum capital ratios required for a “well capitalized” institution.
(g) The Company and its subsidiaries have good and marketable title in fee simple to all real property material to the respective businesses of the Company and its subsidiaries and good and marketable title to all personal property material to the respective businesses of the Company and its subsidiaries owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the General Disclosure Package and the Prospectus or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries and material to the respective businesses of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the

Company and its subsidiaries have valid and marketable rights to lease or otherwise use all items of personal property material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(h) The Company has been duly formed and is validly existing as a corporation and, with the exception of any agreement with any Governmental Entity described in the General Disclosure Package and Prospectus, in good standing under the laws of Florida, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and Prospectus, and to execute and deliver this Agreement. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
(i) The  Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock,” and all of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholder) have been duly authorized  and validly issued, are fully paid and nonassessable, and conform to the description of the capital stock contained in each of the General Disclosure Package and the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock”; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company.
(j) The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and nonassessable and will conform to the description of the common stock contained in each of the General Disclosure Package and the Prospectus under the caption “Description of Common Stock”; and the issuance of the Shares is not subject to any preemptive or similar rights.
(k) Except as described in each of the General Disclosure Package and the Prospectus, (1) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, other than in the ordinary course of business, consistent with past practice, under the Company's equity compensation programs and (2) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person.

(l) The compliance by the Company with all of the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any such subsidiary is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), except as would not reasonably be expected to have a Material Adverse Effect, nor will any such action result in any violation of (A) the provisions of the articles of incorporation or charter (as applicable) or by-laws of the Company or any of its subsidiaries or (B) any law or statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (including, without limitation, the rules and regulations of The NASDAQ Stock Market LLC (“NASDAQ”)) (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties; except in the case of clause (B), such violations that would not reasonably be expected to have a Material Adverse Effect or (C) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any of its subsidiaries pursuant to, any of the Agreements and Instruments, except as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the sale of the Shares, other than (i) the continuing effectiveness of the Registration Statements, (ii) as may be required under the securities or “Blue Sky” laws or applicable foreign securities laws or (iii) such consents, approvals, authorizations, registrations or qualifications as may be required and as will be obtained under the Exchange Act, the Securities Act, and NASDAQ, as the case may be, prior to each Closing Date.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(m) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or charter, as applicable, or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default that would not, individually or in the aggregate, have a Material Adverse Effect.
(n) Except as disclosed in the General Disclosure Package and the Prospectus, or as would not, in the reasonable judgment of the Company, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries is subject or is party to any investigation with respect to any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that relate to or restrict in any material respect the conduct of their current business or that in any manner relates to their capital adequacy, credit policies or changes in officers (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.  There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits and NASDAQ.
(o) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance with all applicable statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (the “FRB”), the FDIC, the United States Department of the Treasury and the Consumer Financial Protection Bureau) applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(p) Each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to obtain such licenses, authorizations, consents or approvals or make such filings would not have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or of its subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(q) There are no stamp, issuance or transfer taxes or duties or similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares, or the consummation of the transactions contemplated by the General Disclosure Package and the Prospectus.
(r) Neither the Company nor any of its subsidiaries is, nor is the Company or any of its subsidiaries aware of any facts or circumstances that exist that would cause the Company or any of its subsidiaries to be, (i) not in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”), and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory,”

or (ii) not in satisfactory compliance in any respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Bank, pursuant to 12 C.F.R. Part 364.
(s) The statements set forth in the General Disclosure Package under the captions “Description of Common Stock” and “Description of Preferred Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, are accurate and complete in all material respects and the statements set forth in the General Disclosure Package under the caption “Material United States Federal Tax Consequences for Non-U.S. Holders” insofar as such statements summarize legal matters, agreements or documents described therein, are accurate and fair summaries of the such legal matters, agreements or documents.
(t) The financial statements (including the related notes thereto) of the Company and its subsidiaries included or incorporated by reference in each Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, present fairly in all material respects the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein. The selected financial data and the summary financial information included or incorporated by reference in each Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in each such Registration Statement, the General Disclosure Package and the Prospectus.
(u) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Registration Statements, the General Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting; the

Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(v) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter for which an Exchange Act filing has been made and (C) are effective to perform the functions for which they were established.
(w) Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no pending legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, or to the Company’s knowledge now threatened by Governmental Entities or others to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the applicable Registration Statement by the Securities Act or the rules and regulations promulgated thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the applicable Registration Statement or to be filed as exhibits thereto by the Securities Act or the rules and regulations promulgated thereunder which have not been so described and filed.
(x) The Company and its subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.
(y) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data contained in each of the General Disclosure Package, the Prospectus, the Registration Statements and any Issuer Free Writing Prospectus is not based on or derived from sources that are reliable and accurate.

(z) Neither the Company nor, to the knowledge of the Company, any affiliate of the Company nor, to the knowledge of the Company, any person acting on their behalf has taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(aa) The Company is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(bb) Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.
(cc) Crowe Horwath LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries, included in the Registration Statements, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and, to the Company’s knowledge, is not and has not been in violation of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.
(dd) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, except as would not have a Material Adverse Effect.
(ee) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, which in the reasonable business judgment of the Company, are prudent and customary in the business in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(ff) The Company (A) has filed all foreign, federal, state and local tax returns that are required to be filed, or has requested extensions thereof, and all such tax returns were true, complete and correct in all material respects, (B) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP, and except as does not have, and would not be expected to have, individually or in the aggregate, a Material Adverse Effect and (C) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against it.
(gg) Each of the Company, the Company’s subsidiaries and their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, any of the Company’s subsidiaries or their respective ERISA Affiliates would have any liability. None of the Company, the Company’s subsidiaries or their respective ERISA Affiliates have incurred, or expect to incur, material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). Each “employee benefit plan” for which the Company, any of the Company’s subsidiaries or any of their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.
(hh) The Company and its subsidiaries own or possess adequate rights to use all material patents and patent applications, copyrights, trademarks, service marks, trade names, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary to conduct their business (collectively, the “Company Intellectual Property”); except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor its subsidiaries have received any notice of any claim of infringement, misappropriation, conflict or violation of any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its subsidiaries; no person has asserted or, to the Company’s knowledge, threatened to assert any claim against, or notified, the Company (or any of its subsidiaries) that (A) the Company or any of its subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property; to the knowledge of the Company no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.
(ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for such noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is, to the Company’s knowledge, pending or threatened.
(kk) The Company and, to the knowledge of the Company, each of the Company’s directors and officers, in their capacities as such, is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it; and the Company is in compliance in all material respects with the applicable rules and regulations of NASDAQ.
(ll) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.
(mm) The information contained in each Registration Statement, the General Disclosure Package, and the Prospectus that constitutes “forward-looking” information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief or estimate of the matters described therein.

(nn) The Shares have been approved for listing on The Nasdaq Global Select Market (the “NASDAQ GSM”), subject to notice of issuance.
(oo) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to Sanctions.
(pp) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the applicable Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.
(qq) This Agreement has been duly authorized, executed and delivered by the Company.
2. Representations and Warranties of the Selling Shareholder.  The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:
 (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.
 (b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the organizational documents of the Selling Shareholder, (iii) any agreement or other instrument binding upon the Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except in the case of (i), (iii) and (iv), as would not reasonably be expected to materially impact the Selling Shareholder’s ability to perform its obligations under this Agreement.
(c) No material consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except as will have been obtained on or prior to the time of delivery of the Shares pursuant to Section 5.
(d) The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8‑501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

 (e) Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8‑105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8‑303 of the UCC, (B) under Section 8‑501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8‑102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8‑102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(f) Neither the Selling Shareholder nor, to the knowledge of the Selling Shareholder, any director or officer or employee or affiliate of such Selling Shareholder is currently subject to any Sanctions; and the Selling Shareholder will not, directly or indirectly, use the proceeds of the offering of the Shares sold by the Selling Shareholder hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to Sanctions.
3. Agreements to Sell and Purchase.  Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from each Seller, the respective numbers of Firm Primary Shares or Firm Secondary Shares, as applicable, at the purchase price set forth in Schedule I hereto (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Company and the Selling Shareholder agrees to sell to the several Underwriters the Additional Primary Shares or the Additional Secondary Shares, as applicable, and the Underwriters shall have the right to purchase, severally and not jointly, up to the maximum number of Additional Primary Shares and Additional Secondary Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus.

On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase (x) from the Company a number of Additional Primary Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Primary Shares to be purchased on such Option Closing Date as the number of Firm Primary Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Primary Shares and (y) from the Selling Shareholder a number of Additional Secondary Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Secondary Shares to be purchased on such Option Closing Date as the number of Firm Secondary Shares set forth in Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Secondary Shares. The aggregate number of Additional Primary Shares to be purchased on such Option Closing Date shall bear the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Primary Shares bears to the total number of Firm Shares, and the aggregate number of Additional Secondary Shares to be purchased on such Option Closing Date shall bear the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Secondary Shares bears to the total number of Firm Shares (in each case, subject to such adjustments to eliminate fractional shares as you may determine).
Any exercise notice shall specify the number of Additional Firm Shares and Additional Secondary Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares.
4. Public Offering.  The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable.  The Sellers are further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.
5. Payment and Delivery.  Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to each Seller in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.
The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
6. Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:
(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the General Disclosure Package.
(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement (x) are true and correct (in the case of representations and warranties that are qualified with respect to materiality) or (y) are true and correct in all material respects (in the case of representations and warranties that are not so qualified) as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Alston & Bird LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Managers.
(d) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, counsel for the Selling Shareholder, dated the Closing Date, in form and substance satisfactory to the Managers.
(e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Managers.
(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Crowe Horwath LLP and KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus; provided that the letter from Crowe Horwath LLP delivered on the Closing Date shall use a “cut‑off date” not earlier than the date hereof.
(g) The Company shall have furnished to the Managers a certificate, dated the Closing Date and addressed to the several Underwriters, of its chief financial officer with respect to certain financial and statistical data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Managers.
(h) The Primary Shares shall have been approved for listing on the NASDAQ GSM, subject only to notice of issuance, and the Secondary Shares have been approved for listing on the NASDAQ GSM.
(i) The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company and the Selling Shareholder relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Managers on the applicable Option Closing Date of such documents, not inconsistent with the foregoing, as the Managers may reasonably request.
7. Covenants of the Company.  The Company covenants with each Underwriter as follows:
(a) To furnish to you, without charge and at your request, a signed copy of each Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the General Disclosure Package, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to each Registration Statement as you may reasonably request.

(b) Before amending or supplementing a Registration Statement, the General Disclosure Package or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.
(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the General Disclosure Package conflicts in any material respect with the information contained in the applicable Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package is delivered to a prospective purchaser, be misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the applicable Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.
(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or a dealer or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.
(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statements, any preliminary prospectus, the General Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the issuance, sale and transfer and delivery of the Shares to the Underwriters, including any stamp, transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all costs and expenses incident to listing the Shares on the NASDAQ GSM, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and (viii) all other costs and expenses incident to the performance of the obligations of the Company (or the Selling Shareholder with respect to (i) above only) hereunder for which provision is not otherwise made in this Section. In addition, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.  The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves, and the Underwriters shall not be responsible for any expenses of the Sellers.

(j) If the third anniversary of the initial effective date of the applicable Registration Statement occurs before all the Shares covered by such Registration Statement have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement with respect to such Shares and to take any other action necessary to permit the public offering of such Shares to continue without interruption; references herein to the applicable Registration Statement shall include a new registration statement covering the applicable Shares declared effective by the Commission;
(k) If requested by the Managers, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.
The Company also covenants with each Underwriter that, without the prior written consent of the Guggenheim Securities, LLC, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance by the Company of shares of Common Stock upon the vesting of or removal or lapse of restrictions on restricted stock units, restricted stock awards or other equity awards (“Equity Awards”) under the Company’s existing employee benefit plans in effect on the date hereof and disclosed in the General Disclosure Package and the Prospectus or the issuance of Equity Awards under such employee benefit plans or (d) the agreement to issue or the issuance by the Company of shares of Common Stock in connection with the acquisition of any entity, assets, business or technology (whether by merger, consolidation, acquisition of securities or assets or otherwise); provided that the total number of shares of Common Stock issued or to be issued pursuant to this clause (d) does not exceed 7.0 million shares.
8. Covenant of the Selling Shareholder.  The Selling Shareholder covenants with each Underwriter to deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed IRS Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
10. Indemnity.  (a) The Company agrees to indemnify and hold harmless each Underwriter and the Selling Shareholder, and their respective affiliates, partners, directors, officers and employees and each person, if any, who controls such Underwriter or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever reasonably incurred in investigating or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or  (ii) any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, the General Disclosure Package, or the Prospectus, or in any supplement thereto or amendment thereof, or in any “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act), or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) in any other materials or information provided to investors by, or with the approval of, the Company in connection with the offering of the Shares, including in any “road show” (as defined in Rule 433 under the Securities Act) for the offering (“Marketing Materials”), or the omission or alleged omission to state in any preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any issuer free writing prospectus, or in any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any Marketing Materials, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with (x) written information furnished to the Company by or on behalf of any Underwriter through the Managers expressly for use therein or (y) the Selling Shareholder Information.  The parties agree that such information provided by or on behalf of any Underwriter through the Managers consists solely of the following information contained in the Prospectus: (i) the names of the Underwriters which appear on the front cover of the Prospectus; (ii) the names of the Underwriters which appear under the caption “Underwriting”; (iii) the first paragraph under the caption “Underwriting—Commissions and Discounts” (for the avoidance of doubt, such paragraph begins with the words “The initial purchasers have advised us and the selling stockholder that the underwriters propose initially…”); (iv) the first three paragraphs concerning stabilizing transactions and syndicate covering transactions under the caption “Underwriting––Price Stabilization and Short Positions;” and (v) the paragraph concerning market making under the caption “Underwriting—Passive Market Making” (the “Underwriter Information”).  This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) The Selling Shareholder agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statements, each Underwriter and its respective affiliates, partners, directors, officers and employees and each person, if any, who controls the Company or such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Selling Shareholder specifically for use in the General Disclosure Package, it being understood and agreed that the only information furnished by the Selling Shareholder consists solely of the information relating to the Selling Shareholder under the caption “Selling Stockholder” in the General Disclosure Package (the “Selling Shareholder Information”). For the avoidance of doubt, the Selling Shareholder Information shall not include any information in the Primary Registration Statement. The liability of the Selling Shareholder under the indemnity agreement contained in this Section 10 shall be limited to an amount equal to the aggregate net proceeds (after underwriting commissions and discounts, but before deducting expenses) received by the Selling Shareholder from the sale of Shares sold by the Selling Shareholder under this Agreement.
(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Shareholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statements and each other person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any related preliminary prospectus, the General Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Managers specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder.  The parties agree that such information provided by or on behalf of any Underwriter through the Managers consists solely of the Underwriter Information.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 10 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder).  In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of an indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 10 or Section 11 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act by or on behalf of the indemnified party.
(e) For purposes of this offering of the Shares only, the Company and Selling Shareholder agree that the indemnity provisions contained in this section 10 are in lieu of and supersede and replace the indemnity obligations set forth in Section 2.9 of that certain Registration Rights Agreement, dated January 13, 2014, between the Company and Selling Shareholder.

11. Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 10 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters or the Selling Shareholder, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the applicable Registration Statement and directors of the Company) as incurred to which the Company, the Selling Shareholder and/or one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Selling Shareholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the aggregate net proceeds (after underwriting commissions and discounts, but before deducting expenses) received by such Seller, on the one hand, and the underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company or the Selling Shareholder on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Shareholder and the Underwriters further agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the aggregate net proceeds after underwriting commissions and discounts, but before deducting expenses, received by the Selling Shareholder from the sale of Shares sold by the Selling Shareholder under this Agreement and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 11, each of the Underwriter’s affiliates, partners, directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the applicable Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person controlling the Selling Shareholder shall have the same rights to contribution as the Selling Shareholder, subject in each case to clauses (i), (ii) and (iii) of the immediately preceding sentence.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 11 or otherwise.  The obligations of the Underwriters to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.
12. Termination.  (a) The Managers shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to any Option Closing Date, as the case may be, if, at or after the execution and delivery of this Agreement, (i) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; or (ii) trading on the NYSE or NASDAQ GSM shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ GSM or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a commerical banking moratorium has been declared by any federal authority or state authorities of New York or Florida or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Managers, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the General Disclosure Package and the Prospectus.
(b) Any notice of termination pursuant to this Section 12 shall be in writing.
13. Effectiveness; Defaulting Underwriters.  (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
(b) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Managers pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company and the Selling Shareholder that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of (x) Firm Primary Shares set forth opposite the name of such Underwriter in Schedule II hereto bears to the aggregate number of Firm Primary Shares set forth opposite the names of the non-defaulting Underwriters and (y) Firm Secondary Shares set forth opposite the name of such Underwriter in Schedule III hereto bears to the aggregate number of Firm Secondary Shares, as applicable, subject, however, in each case to such adjustments to eliminate fractional shares as the Managers in their sole discretion shall make.

(c) In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Managers may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein.  In the event that within five calendar days after such a default the Managers do not arrange for the purchase of the Default Shares as provided in this Section 13, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholder to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Shareholder with respect thereto (except in each case as provided in Sections 7(i), 10, 11 or 14) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters or the relevant Sellers for damages occasioned by its or their default hereunder.
(d) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Managers or the relevant Sellers shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for a period not exceeding five business days in order to effect whatever changes may thereby be made necessary in the Registration Statements, the General Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statements, General Disclosure Package or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 13 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.
14. Survival of Representations and Agreements.  All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Shareholder contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 7(i), the indemnity agreements contained in Section 10 and the contribution agreements contained in Section 11, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, by or on behalf of the Company, any of its officers and directors or any controlling person thereof and on behalf of the Selling Shareholder or any person controlling the Selling Shareholder, and shall survive delivery of and payment for the Shares to and by the Underwriters.  The representations contained in Sections 1 and 2 and the agreements contained in Sections 7(i), 10, 11, 14 and 17 hereof shall survive any termination of this Agreement, including termination pursuant to Section 12 or 13 hereof.
15. Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the General Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
16. Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
17. Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
18. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
19. Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto; and if to the Selling Shareholder shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours, SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson
Name: Dennis S. Hudson, III
Title: Chief Executive Officer

CAPGEN CAPITAL GROUP III LP By: CAPGEN CAPITAL GROUP III LLC, its general partner

By:	/s/ John P. Sullivan
Name: John P. Sullivan Title: Managing Director

Accepted as of the date hereof Guggenheim Securities, LLC Sandler O’Neill & Partners, L.P. Acting severally on behalf of themselves and the several Underwriters.
By:	Guggenheim Securities, LLC

By:	/s/ Steven Friedman
Name: Steven Friedman
Title: Senior Managing Director
By:	Sandler O’Neill & Partners, L.P. By: Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: An officer of the corporation

SCHEDULE I

Managers:	Guggenheim Securities, LLC Sandler O’Neill & Partners, L.P.
Underwriters:	Guggenheim Securities, LLC Sandler O’Neill & Partners, L.P. Raymond James & Associates, Inc.
Primary Registration Statement	File No.: 333-194712
Secondary Registration Statement	File No.: 333-206588
General Disclosure Package	1. Preliminary Prospectus Supplement dated February 14, 2017 2. Prospectus dated July 10, 2014 3. Prospectus dated September 29, 2015 4. Free Writing Prospectus dated February 15, 2017
Lock-up Restricted Period:	60 days
Title of Shares to be purchased:	common stock, $0.10 par value per share
Purchase Price:	$21.02625 a share
Initial Public Offering Price	$22.25000 a share
Selling Concession:	$0.73425 a share
Closing Date and Time:	February 21, 2017 at 9:30 a.m., ET
Closing Location:	Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025
Address for Notices to Underwriters:	c/o Guggenheim Securities, LLC 330 Madison Avenue New York, New York 10017
Address for Notices to the Company:	815 Colorado Avenue Stuart, Florida 34994
Address for Notices to the Selling Shareholder:	120 West 45th Street Suite 100 New York, New York 10036 Attention: John P. Sullivan

I-1

SCHEDULE II
Underwriter	Number of Firm Primary Shares To Be Purchased
Guggenheim Securities, LLC	1,116,250
Sandler O’Neill & Partners, L.P.	881,250
Raymond James & Associates, Inc.	352,500
Total:	2,350,000

II-1

SCHEDULE III
Underwriter	Number of Firm Secondary Shares To Be Purchased
Guggenheim Securities, LLC	2,565,000
Sandler O’Neill & Partners, L.P.	2,025,000
Raymond James & Associates, Inc.	810,000
Total:	5,400,000

III-1